EXHIBIT 99.1

    ASBURY
AUTOMOTIVE GROUP                           Contact Information: Stacey Yonkus
                                                            Asbury Automotive
                                                                 203-356-4424
                                                      investor@asburyauto.com



                    ASBURY AUTOMOTIVE GROUP REPORTS RECORD
                       SECOND QUARTER FINANCIAL RESULTS


STAMFORD, Conn. - July 25, 2002 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retailers in the U.S., today reported record financial results for the second quarter and six months ended June 30, 2002.

Net income from continuing operations for the quarter was $13.8 million, or $0.40 per diluted share. Asbury's quarterly net income totals for 2002 are not comparable with those from 2001 due to the tax impact of Asbury's conversion from a partnership to a "C" corporation, in connection with Company's initial public offering earlier this year. On a more comparable basis, Asbury's income from continuing operations before taxes and minority interest increased $7.4 million, or 47.5% from the second quarter of 2001, after adjusting for the elimination of goodwill amortization. As required by SFAS 144, the Company's net income for the quarter of $12.8 million, or $0.37 per diluted share, included a loss from discontinued operations primarily related to the real estate assets of a disposed franchise.

"For our second consecutive quarter as a public company, Asbury's earnings have exceeded the analysts' consensus estimate," said Kenneth B. Gilman, President and CEO. "Sales and profitability for both new and used vehicles remained solid. We were particularly pleased with the substantial growth in our finance and insurance business, as well as the continued strength in our parts and service business. Overall, despite a challenging economic environment, Asbury's gross profit rose 11.7 percent, to 15.7 percent of revenues from 15.3 percent a year ago. These solid results reflect continued profit improvements in our core luxury and import brand businesses, as well as strength in our domestic lines."

Financial highlights for the quarter included:

o The Company's total revenues were approximately $1.2 billion, up 8.9 percent from a year ago.
o New vehicle retail sales rose 7.8 percent, and new vehicle retail gross profit increased 14.4 percent.
o Used vehicle retail sales were up 8.4 percent, with related gross profit rising 10.6 percent.
o Parts and service revenues increased 10.0 percent, with related gross profit increasing 9.1 percent.
o Net finance and insurance (F&I) income was up 13.8 percent from a year ago, while F&I per vehicle retailed rose 9.1 percent to $726.
o    Same-store retail sales (excluding fleet and wholesale business) were up
     0.4 percent, as Asbury's new car sales were slightly stronger than the industry average, while used cars were off 2.2%.

o Same-store retail gross profits, the Company's preferred productivity metric, increased 3.5 percent.
o Income from operations rose to $36.1 million from $30.5 million a year ago. Results for the second quarter of 2001 included $2.5 million in goodwill amortization, which has been eliminated this year pursuant to Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142").
o As required by SFAS 142, the Company completed its fair value benchmark assessments and has determined that it does not have impairment.
o Total interest expense declined 27 percent from a year ago, reflecting the current lower interest rate environment.
o Income from continuing operations before taxes and minority interest was $22.9 million, a 47.5 percent increase from a year ago (after adjusting for the elimination of goodwill amortization).
o The Company completed a $250 million offering of 9% Senior Subordinated Notes due 2012, significantly enhancing its financing flexibility and increasing its overall acquisition borrowing capacity.

For the first half of 2002, pro-forma net income from continuing operations (as described below) was $25.2 million, or $0.74 per share. Income from continuing operations before taxes, minority interest and extraordinary loss was $41.7 million, up 51.9% from the same period last year after adjusting for goodwill amortization. For the 2002 period prior to Asbury's IPO, the results include a pro forma tax provision as if the Company were a public "C" corporation. The first-half results also exclude a non-recurring deferred income tax provision required by SFAS 109 related to Asbury's change in tax status from a limited liability company to a "C" corporation. On a GAAP basis, including the non-recurring deferred income tax provision and the results of discontinued operations, the Company's net income for the first six months of 2002 was $17.9 million, or $0.56 per share.

Mr. Gilman concluded, "The inter-relationship of the automotive retail industry and the automotive manufacturers - including the manufacturers' need to sustain unit sales - and the stability that the retailers enjoy from our diverse income streams continue to support our optimistic outlook for the balance of 2002 and beyond. We continue to believe that automotive retailers, particularly those with a great brand mix such as Asbury, are not prone to the same economic pressures the manufacturers face. History has clearly illustrated the consistent profit and cash flow performance of auto retailers during various economic cycles. In addition, with the continued steady gains in market share by the import brands, Asbury's business model is well positioned to deliver consistent results. In these challenging market times I believe that our business model with its platform approach and focus on luxury and mid-line import brands, provides an element of stability which is not apparent or available in other retail sectors."

The Company also issued the following range of forward-looking estimates for the full year 2002:

o    Revenues                        $4.43  -  $4.49 billion
o    Gross profit                    15.9%  -  16.0%
o    Operating expenses              12.6%  -  12.7%
o    Interest                        no change in rates assumed

o    Effective tax rate              39%  -  40%
o    EPS                             $1.57  -  1.59 per share

When using these forward-looking estimates to establish or evaluate an earnings range for the Company, the variables are not entirely dependent upon one another because actual results will likely fall within the indicated ranges.

Asbury will host a conference call to discuss the quarterly results later this morning, at 10:00 a.m. Eastern Daylight Time. The conference will be webcast live on the Internet and can be accessed by logging onto www.asburyauto.com. In addition, a live audio of the call will be accessible to the public by calling (800) 967-7184. International callers, please dial (719) 457-2633. Callers should dial in approximately 10 minutes before the call begins. A conference call replay will be available one hour following the call for seven days, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); access code - 431667.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (www.asburyauto.com), headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2001 revenues of $4.3 billion. Built through a combination of organic growth and a series of strategic acquisitions over the past six years, Asbury now operates through nine geographically concentrated, individually branded "platforms". These platforms operate 91 retail auto stores, encompassing 127 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading U.S. public automotive retailers. The company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans and projections regarding the company's financial position, results of operations, market position, product development and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the company's relationships with vehicle manufacturers and other suppliers, risks associated with the company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees the company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the company's registration statement on Form S-1 and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


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

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)

                                                   For the Three
                                                    Months Ended         For the Six Months Ended
                                                 ------------------   ----------------------------------
                                                                      June 30,     June 30,    June 30,
                                                 June 30,   June 30,  2002 Pro     June 30,      2001
                                                   2002       2001    Forma(a)     Actual(b)    Actual
                                                 --------   --------  ----------  ----------  ----------

REVENUES:
   New vehicle                                 $  682,201 $  634,823  $1,313,227  $1,313,227  $1,204,428
   Used vehicle                                   311,981    280,608     598,430     598,430     561,079
   Parts, service and collision repair            131,251    119,350     255,405     255,405     235,782
   Finance and insurance, net                      29,346     25,792      55,910      55,910      48,932
                                               ---------- ----------  ----------  ----------  ----------
       Total revenues                           1,154,779  1,060,573   2,222,972   2,222,972   2,050,221

COST OF SALES
   New vehicle                                    624,845    584,235   1,203,529   1,203,539   1,107,768
   Used vehicle                                   284,541    256,186     543,529     543,529     511,826
   Parts, service and collision repair             63,658     57,389     122,237     122,237     113,770
                                               ---------- ----------  ----------  ----------  ----------
       Total cost of sales                        973,044    897,810   1,869,305   1,869,305   1,733,364
                                               ---------- ----------  ----------  ----------  ----------
GROSS PROFIT                                      181,735    162,763     353,667     353,667     316,857

OPERATING EXPENSES:
   Selling, general and administrative            139,650    124,561     272,590     272,590     241,432
   Depreciation and amortization                    6,034      7,662      11,862      11,862      14,702
                                               ---------- ----------  ----------  ----------  ----------
       Income from operations                      36,051     30,540      69,215      69,215      60,723

OTHER INCOME (EXPENSE):
   Floor plan interest expense                     (4,620)    (7,575)     (8,957)     (8,957)    (16,484)
   Other interest expense                          (8,956)   (10,988)    (18,734)    (18,734)    (23,429)
   Interest income                                    349        601         663         663       1,785
   Net losses from unconsolidated entities              -          -        (100)       (100)          2
   Other income (expense)                              55        416        (338)       (338)       (149)
                                               ---------- ----------  ----------  ----------  ----------
       Total other expense, net                   (13,172)   (17,546)    (27,466)    (27,466)    (38,275)
                                               ---------- ----------  ----------  ----------  ----------
       Income before income taxes, minority
         interest, extraordinary loss and
         discontinued operation                    22,879     12,994      41,749      41,749      22,448

INCOME TAX PROVISION:
   Income tax expense                               9,106      1,578      16,599      11,300       2,746
   Tax adjustment upon conversion from an L.L.C.
     to a corporation                                   -          -                  11,553

MINORITY INTEREST                                       -       (359)          -           -        (502)
                                               ---------- ----------  ----------  ----------  ----------
       Income before extraordinary loss and
         discontinued operation                    13,773     11,057      25,150      18,896      19,200

EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT
  OF DEBT                                               -          -           -           -      (1,433)

DISCONTINUED OPERATIONS, net of tax                  (993)       (64)          -        (955)        (97)
                                               ---------- ----------  ----------  ----------  ----------
       Net income                              $   12,780 $   10,993  $   25,150  $   17,941  $   17,670
                                               ========== ==========  ==========  ==========  ==========
EARNINGS PER COMMON SHARE:
   Basic
       Income from continuing operations           $ 0.41               $ 0.74    $ 0.59
                                                   ======               ======    ======
       Net income                                  $ 0.38               $ 0.74    $ 0.56
                                                   ======               ======    ======
   Diluted
       Income from continuing operations           $ 0.40               $ 0.74    $ 0.59
                                                   ======               ======    ======
       Net income                                  $ 0.37               $ 0.74    $ 0.56
                                                   ======               ======    ======
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
   Basic                                           34,000               34,000    32,210
                                                   ======               ======    ======
   Diluted                                         34,084               34,048    32,258
                                                   ======               ======    ======

(a)  Pro forma column includes a tax provision as if the Company were a "C" corporation for the entire six months as well as assumes that all shares were outstanding for the full six months. This column excludes a one-time charge to establish a net deferred tax liability upon the Company's conversion to a "C" corporation as required by SFAS 109.

(b) Reconciliation of GAAP net income to pro forma net income:
        GAAP net income                                                 $ 17,941
        Tax adjustment upon conversion from an L.L.C. to a corporation    11,553
        Pro forma income tax charge                                       (5,299)(c)
        Discontinued operations                                              955
                                                                        --------
        Pro forma net income                                            $ 25,150
                                                                        ========
(c) Represents the pro forma tax charge for the time period during the quarter that the company was an L.L.C.


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

ASBURY AUTOMOTIVE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

            ASSETS                                            June 30,        December
                                                                2002          31, 2001
                                                              ---------      ----------
                                                             (unaudited)

CURRENT ASSETS:
   Cash and cash equivalents                                 $   67,143      $   60,506
   Contracts-in-transit                                          85,160          93,044
   Accounts receivable, net                                      89,888          81,347
   Inventories                                                  526,108         496,054
   Prepaid and other current assets                              36,843          26,663
                                                             ----------      ----------
         Total current assets                                   805,142         757,614

PROPERTY AND EQUIPMENT, net                                     262,803         256,402
GOODWILL, net                                                   396,223         392,856
OTHER ASSETS                                                     58,749          58,141
                                                             ----------      ----------
         Total assets                                        $1,522,917      $1,465,013
                                                             ==========      ==========

         LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY

CURRENT LIABILITIES:
   Floor plan notes payable                                  $  456,500      $  451,375
   Short-term debt                                               10,167          10,000
   Current maturities of long-term debt                          42,418          35,789
   Accounts payable and accrued liabilities                     112,772         112,833
                                                             ----------      ----------
         Total current liabilities                              621,857         609,997

LONG-TERM DEBT                                                  445,098         492,548
OTHER LIABILITIES                                                39,728          14,561

STOCKHOLDERS'/MEMBERS' EQUITY                                   416,234         347,907
                                                             ----------      ----------
         Total liabilities and stockholders'/members' equity $1,522,917      $1,465,013
                                                             ==========      ==========

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

ASBURY AUTOMOTIVE GROUP, INC.
SELECTED DATA
(dollars in thousands except per unit data)
(unaudited)



                                                               2002           2001           2002            2001
                                                               ----           ----           ----            ----
RETAIL UNITS:
     New                                                      24,931          23,960        23,171          23,794
     Used                                                     15,511          14,806        13,949          14,730
                                                           ---------      ----------    ----------      ----------
          Total                                               40,442          38,766        37,120          38,524

REVENUE:
     New retail                                            $ 671,233      $  622,381    $  621,548      $  619,365
     Used retail                                             237,522         219,135       213,413         218,267
     Parts, service and collision repair                     131,251         119,350       123,679         118,743
     Finance and insurance, net                               29,346          25,792        27,479          25,677
     Fleet                                                    10,968          12,442         6,712          12,442
     Wholesale                                                74,459          61,473        69,571          61,168
                                                           ---------      ----------    ----------      ----------
           Total                                            1,154,779      1,060,573     1,062,402       1,055,662

GROSS MARGIN %:
     New retail                                                 8.5%            8.0%
     Used retail                                               11.9%           11.6%
     Parts, service and collision repair                       51.5%           51.9%
     Finance and insurance, net                               100.0%          100.0%
           Total                                               15.7%           15.3%

GROSS PROFIT PER UNIT:
     New retail                                                2,286          $2,079
     Used retail                                               1,818           1,723
           Weighted average                                    2,107           1,943

F&I PVR                                                         $726            $665

EBITDA (a)                                                   $37,869         $31,644
EBITDA %                                                        3.3%            3.0%

OPERATING INCOME %                                              3.1%            2.9%

CAPITAL EXPENDITURES                                         $15,030         $16,822
FREE CASH FLOW (b)                                               793          21,422

                                                            June 30,        December
                                                              2002          31, 2001
                                                            --------       ----------
CAPITALIZATION:
     Long-term debt (including current portion)             $487,516       $ 528,337
     Stockholders'/members' equity                           416,234         347,907
           Total                                            $903,750       $ 876,244


(a)  EBITDA is defined as earnings before income taxes, minority interest, extraordinary loss, discontinued operations, other interest expense, depreciation and amortization and net losses from unconsolidated affiliates.

(b)  Free cash flow is defined as net cash provided by operating activities less capital expenditures.